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Exhibit 10.41

HOLD HARMLESS AGREEMENT

        The undersigned person or entity (the "Undersigned"), desiring to continue to do business with Smith's Food & Drug Centers, Inc. ("Smith's"), acknowledges and agrees, for value received, as follows:

        1.    RECITALS.    The Undersigned understands and acknowledges that Smith's has found it necessary to be, in part, self-insured as far as its public liability insurance is concerned. The Undersigned further acknowledges that doing business with Smith's has significant value to the Undersigned.

        2.    ENTRY IHNTO SMITH'S FACILITIES.    The Undersigned is continually conducting its business within Smith's stores and has occasion to enter (i) into various parts of the stores operated by Smith's and/or (ii) onto the parking, delivery or other common areas adjacent to such facilities (collectively, the "Premises") as part of the Undersigned's lease agreement with Smith's and the conducting of its business within Smith's stores. Smith's has granted the Undersigned, and its employees, agents and contractors, the right of entry for the above described purposes into and onto the Premises at all reasonable times when they are open for business but subject to any individual Premises rules.

        3.    GUARANTY OF PRODUCT.    Intentionally left blank.

        4.    RELEASE.    The Undersigned acknowledges and agrees that it enters onto the Premises at its sole risk and accepts the Premises in their "as is" condition hereby releasing Smith's from any and all liability for injury or property damage occurring to the Undersigned while on the Premises regardless of cause, including the negligence of Smith's or any of its contractors, agents, employees or others for whom Smith's would otherwise be responsible. The foregoing, however, shall not apply to Smith's' intentional acts or gross negligence or to punative damage which may be assessed against Smith's.

        5.    INDEMNITY.    The undersigned agrees to indemnify, defend, and hold Smith's harmless from and against any actions, claims, damages or liabilities for personal or bodily injury or property damages sustained by any employee or agent of the Undersigned while on the Premises for any of the purposes described in paragraph 2 above or for any other purpose within the scope of his/her employment or agency. The Undersigned understands that the foregoing indemnity applies to any condition which may be encountered while on the Premises and to any negligence of Smith's or its employees or agents, but shall not apply to Smith's intentional acts or gross negligence or to punative damage which may be assessed against Smith's.

        6.    NOTICE.    It is understood that the indemnity provisions herein contained shall be operative only if Smith's gives the Undersigned reasonable notice under the circumstances of the service on Smith's of any claim, liability, cause of action or complaint which would be covered by the indemnity of the Undersigned herein contained. Such notice shall be deemed reasonable if the Undersigned is not significantly prejudiced by the timeliness thereof.

        7.    INSURANCE.    The Undersigned agrees to maintain in effect insurance coverage with qualified insurance companies (as defined below) covering Workers' Compensation, Employers' Liability, Automobile Liability and Commercial General Liability, including product liability, if applicable, all with such limits as are set forth below to protect Smith's and the Undersigned pursuant hereto and from the liabilities insured against by such coverages. The Undersigned shall furnish a certificate evidencing the insurance required by this paragraph and evidencing the obligation of its insurance carriers not to cancel or materially amend such policies without twenty (20) days prior written notice to Smith's. The insurance limits required by this paragraph shall conform to the following:

Type of Insurance	Limits Per Occurrence
Workers' Compensation	Statutory Limits
Employers' Liability	$500,000
Automobile Liability	$500,000
Commercial General Liability with contractual liability coverage	$1,000,000

        To be a qualified insurance company hereunder said insurance company must:

            (i)  be licensed and admitted to do business in the state(s) from which it the Undersigned operates, or in which the Undersigned does work in, or supplies services to, Smith's Premises; and

          (ii)  have a policy holders' rating of B+ or above and have a financial category rating of Class VII or above in the most recent edition of "Best's Key Rating Guide."

        8.    INTERPRETATION.    This Agreement shall be construed to be consistent with, and as a supplement to, any other agreement which now exists, or which may be executed in the future, between Smith's and the Undersigned. Smith's shall be deemed to be a party to, and the beneficiary of, this Agreement.

        DATED this 2nd day of September, 1993

ANCHOR COIN
By:	/s/ [Illegible]
Its	President

        Attachment (by Vendor/Service Provider): Certificate of Insurance required by Paragraph 7 above.

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Exhibit 10.41
HOLD HARMLESS AGREEMENT